Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williamslp.com

DATE: May 7, 2013

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege (918) 573-4034	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Partners Reports First-Quarter 2013 Financial Results, Updated Guidance

•	1Q 2013 Net Income Is $321 Million, $0.50 per Common Unit

•	Solid First-Quarter DCF Yields 1.05x Coverage Ratio

•	DCF Up 5% From Year Ago Despite 50% Lower NGL Margins and Ethane Rejection

•	Lowering 2013-14 Earnings and Cash Flow Guidance Driven Primarily By Higher Natural Gas Prices and Lower NGL Prices

•	Williams Agrees to Provide Up to $200 million IDR Waivers to Support Williams Partners and Bridge to Expected Cash Flow Growth from Large Portfolio of Primarily Fee-Based Development Projects

•	Updating and Extending Guidance for Annual LP Cash-Distribution Growth: Up 8% to 9% in 2013; 6% to 8% in 2014 and 2015

•	Expect More than 60% DCF Growth from 2013 to 2015

Summary Financial Information	1Q
Amounts in millions, except per-unit and coverage ratio amounts.	2013	2012
(Unaudited)

Net income	$321	$408

Net income per common L.P. unit	$0.50	$0.85

Distributable cash flow (DCF) (1)	$497	$537
Less: Pre-partnership DCF (2)	—	(62)

DCF attributable to partnership operations	$497	$475

Cash distribution coverage ratio (1)	1.05x	1.31x

(1)	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(2)	This amount represents DCF from the Gulf Olefins assets during 1Q 2012, since these periods were prior to the receipt of cash flows from the assets.

Williams Partners L.P. (NYSE:WPZ) • First-Quarter 2013 Financial Results • May 7, 2013	Page 1 of 10

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced unaudited first-quarter 2013 net income of $321 million, or $0.50 per common limited-partner unit, compared with net income of $408 million, or $0.85 per common limited-partner unit for first-quarter 2012. Prior-period results throughout this release have been recast to include the results of the Geismar olefins production facility acquired from Williams in November 2012.

The decline in net income during first-quarter 2013 is primarily due to a sharp decline in NGL margins from near historic highs in first-quarter 2012 and related ethane rejection. NGL margins declined 50 percent from the first-quarter of 2012 as continued low ethane prices drove system wide ethane rejection and propane and butane prices also remained at depressed levels.

Higher olefin margins, particularly higher ethylene margins at Geismar, helped mitigate the impact of the lower NGL margins and higher expenses.

Distributable Cash Flow & Distributions

For first-quarter 2013, Williams Partners generated $497 million in distributable cash flow attributable to partnership operations, compared with $475 million in DCF attributable to partnership operations in first-quarter 2012.

The increase in DCF was due to the growth of the partnership via the acquisition of the Gulf Olefins assets in 2012, as well as higher gathered volumes, higher fee-based revenues and lower maintenance capital, partially offset by the previously mentioned decline in NGL margins.

Williams Partners recently announced that it increased its quarterly cash distribution to unitholders to $0.8475 per unit, a 9 percent increase over the year-ago amount.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“We’re pleased to report a solid first quarter in the face of NGL margins that were 50 percent lower than in the prior year. Our growing fee-based business and our timely acquisition of the Williams’ Geismar ethylene complex helped to mitigate the less favorable NGL commodity environment. Our focus continues to be on executing on the wide variety of growth opportunities across all our businesses that support an expected increase of more than 60 percent in our DCF from 2013 through 2015.

Williams Partners L.P. (NYSE:WPZ) • First-Quarter 2013 Financial Results • May 7, 2013	Page 2 of 10

“We expect that ongoing tremendous North American energy infrastructure needs will continue to combine with Williams Partners unique capabilities to create a continuing robust set of investment opportunities. As such, we have visibility to very strong growth in our businesses and cash flows beyond 2015 as our new investments develop and as we continue to seize many attractive investment opportunities.”

Business Segment Performance

Beginning with its first-quarter 2013 results, Williams Partners’ operations are reported through four business segments, Northeast G&P, Atlantic-Gulf, West and NGL & Petchem Services. Prior-period results have been recast to reflect the partnership’s new segment reporting structure.

	1Q
	Segment Profit *		Segment Profit + DD&A *
Amounts in millions	2013	2012	2013	2012

Northeast G&P	($9)	$4	$20	$9
Atlantic-Gulf	159	165	261	257
West	186	311	247	369
NGL & Petchem Services	120	71	127	75

Total	$456	$551	$655	$710
Adjustments	(6)	1	(6)	1

Total	$450	$552	$649	$711

*	Schedules reconciling segment profit to adjusted segment profit and adjusted segment profit + DD&A are attached to this press release.

Williams Partners	2012				2013
Key Operational Metrics	1Q	2Q	3Q	4Q	1Q	1Q Change
						Year-over-year	Sequential
Fee-based Revenues (millions)	$651	$647	$659	$694	$684	5%	-1%

NGL Margins (millions)	$242	$189	$167	$154	$121	-50%	-21%
Ethane Equity sales (million gallons)	176	166	163	141	23	-87%	-84%
Per-Unit Ethane NGL Margins ($/gallon)	$0.36	$0.22	$0.12	$0.04	$0.04	-89%	0%
Non-Ethane Equity sales (million gallons)	132	129	138	138	123	-7%	-11%
Per-Unit Non-Ethane NGL Margins ($/gallon)	$1.36	$1.17	$1.07	$1.08	$0.98	-28%	-9%

Olefin Margins (millions)	$74	$70	$77	$77	$118	59%	53%
Geismar ethylene sales volumes (millions of lbs.)	284	250	263	261	246	-13%	-6%
Geismar ethylene margin ($/pound)	$0.18	$0.20	$0.22	$0.23	$0.37	106%	61%

Williams Partners L.P. (NYSE:WPZ) • First-Quarter 2013 Financial Results • May 7, 2013	Page 3 of 10

Northeast G&P

Northeast G&P includes the partnership’s midstream gathering and processing business in the Marcellus and Utica shale regions, as well its 51-percent equity investment in Laurel Mountain Midstream (LMM), and its 47.5-percent equity investment in Caiman Energy II. This segment is in the early stages of developing large-scale energy infrastructure solutions for the Marcellus and Utica shale regions.

Northeast G&P reported a segment loss of $9 million for first-quarter 2013, compared with segment profit of $4 million in first-quarter 2012.

Continued strong results in the Susquehanna Supply Hub were more than offset by costs associated with developing business in the Ohio Valley Midstream system. Higher costs for the Ohio Valley Midstream system were also affected by various operational issues including system freeze-offs, line repairs and replacements, as well as expenses associated with the rapid growth and the high liquids content in this developing area.

Atlantic-Gulf

Atlantic-Gulf includes the Transco interstate gas pipeline, the partnership’s significant natural gas gathering and processing and crude production handling and transportation in the Gulf Coast region, as well as its 50-percent equity investment in the Gulfstream interstate gas pipeline, its 60-percent equity investment in the Discovery onshore/offshore natural gas gathering and processing system, and a 51-percent consolidated interest in the Constitution interstate gas pipeline development project.

Atlantic-Gulf reported segment profit of $159 million for first-quarter 2013, compared with $165 million for first-quarter 2012.

The lower segment profit in first-quarter 2013 was due to lower NGL margins in the Gulf processing facilities as well as lower equity earnings from the Discovery investment driven by the lower NGL margins. Lower operating costs partially offset these negative effects during the first quarter.

West

West includes the partnership’s gathering, processing and treating operations in Wyoming, the Piceance Basin and the Four Corners area, as well as the Northwest Pipeline interstate gas pipeline system.

West reported first-quarter 2013 segment profit of $186 million, compared with $311 million for first-quarter 2012.

Williams Partners L.P. (NYSE:WPZ) • First-Quarter 2013 Financial Results • May 7, 2013	Page 4 of 10

The significant decline in West’s segment profit during first-quarter 2013 was due to lower NGL margins driven by lower NGL prices and higher gas prices as well as related ethane rejection. Fee-based revenue also declined during the first quarter due to severe winter weather, including production freeze-offs. Increased natural gas transportation revenues associated with Northwest Pipeline’s new rates partially offset this decline.

NGL & Petchem Services

NGL & Petchem Services includes the partnership’s NGL and natural gas marketing business, an NGL fractionator and storage facilities near Conway, Kan., a 50-percent equity interest in Overland Pass Pipeline, and an 83.3% interest and operatorship of an olefins production facility in Geismar, La., along with a refinery grade propylene splitter and pipelines in the Gulf Coast region.

NGL & Petchem Services reported first-quarter 2013 segment profit of $120 million, compared with $71 million for first-quarter 2012.

An increase in olefin product margins, primarily ethylene, drove the increase in segment profit during the first quarter. The higher olefin margins were driven by lower average per-unit ethane and propane feedstock prices and higher per-unit ethylene prices.

Guidance

Williams Partners is lowering its 2013-14 guidance for earnings and distributable cash flow primarily to reflect expected lower NGL processing margins due to higher natural gas price and lower NGL price assumptions and related lower ethane transportation volumes. Additionally, the lower segment profit guidance in 2014 includes changes in in-service date assumptions for certain projects. Partially offsetting these less favorable assumptions are expectations for continued strong olefins margins.

As a result of the expected lower distributable cash flow for 2013 and 2014, Williams Partners is updating guidance for cash distributions per limited partner unit to reflect an annual growth rate of 8 percent to 9 percent for 2013 and 6 percent to 8 percent for 2014. Williams Partners is introducing cash distribution growth guidance for 2015 at 6 percent to 8 percent. The partnership’s guidance includes an assumed growth rate in the limited partner cash distribution of 1.5 cents per quarter beginning with distributions expected to be declared in July 2013 and paid in August 2013.

Additionally, Williams has agreed to waive incentive distribution rights of up to $200 million over the next four quarters to boost Williams Partners’ expected cash distribution coverage ratio to .90x for 2013. These IDR waivers provide Williams Partners with short-term cash distribution support as a large platform of growth projects moves toward

Williams Partners L.P. (NYSE:WPZ) • First-Quarter 2013 Financial Results • May 7, 2013	Page 5 of 10

completion. Williams Partners expects a return to stronger coverage ratios in 2014 and beyond as new projects come into service. Williams Partners expects cash coverage of .97x in 2014 and 1.03x in 2015 without the benefit of IDR waivers.

Capital expenditures included in guidance have been adjusted to reflect previously announced projects including the Three Rivers Midstream joint venture with Shell, as well as a number of additional projects and revisions.

The partnership’s current commodity price assumptions and the corresponding guidance for its earnings, distributable cash flow and capital expenditures are displayed in the following table:

Williams Partners L.P. (NYSE:WPZ) • First-Quarter 2013 Financial Results • May 7, 2013	Page 6 of 10

Commodity Price Assumptions and Financial Outlook at Midpoint of Guidance (1)	2013	2014	2015
Commodity Price Assumptions
Ethane ($ per gallon)	$0.28	$0.30	$0.30
Propane ($ per gallon)	$0.96	$1.15	$1.15
Natural Gas - NYMEX ($/MMBtu)	$4.06	$4.25	$4.25
Ethylene Spot ($ per pound)	$0.59	$0.60	$0.60
Propylene Spot ($ per pound)	$0.63	$0.59	$0.62
Crude Oil - WTI ($ per barrel)	$91	$90	$90

NGL to Crude Oil Relationship (2)	36%	39%	39%

Crack Spread ($ per pound) (3)	$0.47	$0.47	$0.47
Composite Frac Spread ($ per gallon) (4)	$0.45	$0.49	$0.49

Williams Partners Guidance
Amounts are in millions except coverage ratio.
DCF attributable to partnership ops. (5)	$1,675	$2,350	$2,720

Total Cash Distribution (6)	$1,853	$2,414	$2,649

Cash Distribution Coverage Ratio (5)	.90x	.97x	1.03x

Adjusted Segment Profit (5):
Northeast G&P	$100	$340	$515
Atlantic Gulf	515	715	990
West	620	580	555
NGL & Petchem	440	755	760

Total Adjusted Segment Profit	$1,675	$2,390	$2,820

Adjusted Segment Profit + DD&A (5):
Northeast G&P	$230	$510	$720
Atlantic Gulf	905	1,150	1,480
West	860	815	790
NGL & Petchem	470	805	815

Total Adjusted Segment Profit + DD&A	$2,465	$3,280	$3,805

Capital Expenditures:
Maintenance	$330	$375	$395
Growth	3,415	2,090	1,465

Total Capital Expenditures	$3,745	$2,465	$1,860

(1)	Guidance ranges for 2013-14 are available in the Data Book. Guidance ranges for 2015 will be presented at Analyst Day on May 21.
(2)	Calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.
(3)	Crack spread is based on Delivered U.S. Gulf Coast Ethylene and Mont Belvieu Ethane.
(4)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.
(5)	Distributable Cash Flow, Cash Distribution Coverage Ratio, Adjusted Segment Profit and Adjusted Segment Profit + DD&A are non- GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(6)	The cash distributions in guidance are on an accrual basis and reflect an approximate annual growth rate in limited partner distributions of 8% to 9% for 2013 and 6% to 8% for each 2014 and 2015. Total cash distributions for 2013 are reduced by expected Williams IDR waivers.

Williams Partners L.P. (NYSE:WPZ) • First-Quarter 2013 Financial Results • May 7, 2013	Page 7 of 10

Annual Analyst Day Meeting Set for May 21

Williams plans to host its annual Analyst Day on Tuesday, May 21. The event will feature in-depth presentations covering all of Williams’ and Williams Partners L.P.’s energy infrastructure businesses. The event is scheduled from 8:30 a.m. to approximately 3 p.m. EDT.

Williams’ Analyst Day will be broadcast live via webcast beginning on May 21 at 8:30 a.m. EDT. Participants can access the webcast at www.williams.com or www.williamslp.com. Slides will be available on the morning of the event on both web sites for viewing, downloading and printing. A replay of the Analyst Day webcast will be available for two weeks following the event at the websites listed above.

First-Quarter 2013 Materials to be Posted Shortly, Q&A Webcast Scheduled for Tomorrow

Williams Partners’ first-quarter 2013 financial results package will be posted shortly at www.williamslp.com. The package will include the data book and analyst package, and the investor presentation with a recorded commentary from Alan Armstrong, CEO of Williams Partners’ general partner.

Williams Partners and Williams will host a joint Q&A live webcast on Wednesday, May 8, at 9:30 a.m. EDT. A limited number of phone lines will be available at (800) 390-5705. International callers should dial (719) 325-2461. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com and www.williamslp.com.

Form 10-Q

The partnership plans to file its first-quarter 2013 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams Partners websites.

Definitions of Non-GAAP Financial Measures

This press release includes certain financial measures – distributable cash flow, cash distribution coverage ratio, adjusted segment profit and adjusted segment profit + DD&A – that are non-GAAP financial measures as defined under the rules of the SEC.

For Williams Partners L.P., adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Adjusted segment profit + DD&A is further adjusted to add back depreciation and amortization expense. Management believes these measures provide investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

Williams Partners L.P. (NYSE:WPZ) • First-Quarter 2013 Financial Results • May 7, 2013	Page 8 of 10

For Williams Partners L.P. we define distributable cash flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other items.

For Williams Partners L.P. we also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither adjusted segment profit, adjusted segment profit + DD&A nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners L.P. (NYSE: WPZ)

Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 14 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 68 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com, where the partnership routinely posts important information.

# # #

Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “assumes,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “guidance,” “outlook,” “in service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

Williams Partners L.P. (NYSE:WPZ) • First-Quarter 2013 Financial Results • May 7, 2013	Page 9 of 10

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply and demand;

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions, if any, following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand and volatility of prices;

•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and development hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather conditions and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions;

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 27, 2013, and our quarterly reports on Form 10-Q available from our offices or from our website.

Williams Partners L.P. (NYSE:WPZ) • First-Quarter 2013 Financial Results • May 7, 2013	Page 10 of 10

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

March 31, 2013

Reconciliation of Non-GAAP Measures

(UNAUDITED)

This press release includes certain financial measures, adjusted segment profit, adjusted segment profit & DD&A distributable cash flow, and cash distribution coverage ratio that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

For Williams Partners L.P., adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Adjusted segment profit & DD&A is further adjusted to add back depreciation and amortization expense. Management believes these measures provide investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

For Williams Partners L.P. we define distributable cash flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from equity investments, distributions to noncontrolling interest and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other adjustments. Total distributable cash flow is reduced by any amounts associated with operations which occurred prior to our ownership of the underlying assets to arrive at distributable cash flow attributable to partnership operations.

For Williams Partners L.P. we also calculate the ratio of distributable cash flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither adjusted segment profit, adjusted segment profit & DD&A nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2012					2013
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable cash flow” to GAAP “Net income”
Net income	$408	$243	$290	$291	$1,232	$321
Depreciation and amortization	159	171	185	199	714	199
Regulatory accounting adjustment for certain depreciation	—	—	—	—	—	(9)
Non-cash amortization of debt issuance costs included in interest expense	4	3	4	3	14	3
Equity earnings from investments	(30)	(27)	(30)	(24)	(111)	(18)
Gain on sale of assets	—	(6)	—	—	(6)	—
Acquisition and transition-related costs	—	19	4	3	26	—
Allocated reorganization-related costs	—	8	6	11	25	2
Impairment of certain assets	—	—	6	—	6	—
Net reimbursements from Williams under omnibus agreements	6	1	4	5	16	4
Maintenance capital expenditures	(62)	(113)	(129)	(103)	(407)	(43)

Distributable cash flow excluding equity investments	485	299	340	385	1,509	459
Plus: Equity investments cash distributions to Williams Partners L.P.	52	46	34	40	172	38

Distributable cash flow	537	345	374	425	1,681	497
Less: Pre-partnership Distributable Cash Flow	62	52	58	20	192	—

Distributable cash flow attributable to partnership operations	$475	$293	$316	$405	$1,489	$497

Total cash distributed	$362	$373	$394	$442	$1,571	$473

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.31	0.79	0.80	0.92	0.95	1.05

Net income divided by Total cash distributed	1.13	0.65	0.74	0.66	0.78	0.68

Reconciliation of GAAP “Segment Profit” to Non-GAAP “Adjusted Segment Profit” and “Adjusted Segment Profit + DD&A”

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Segment profit (loss):
Northeast G&P	$4	$(20)	$(4)	$(17)	$(37)	$(9)
Atlantic-Gulf	165	127	124	158	574	159
West	311	239	223	207	980	186
NGL & Petchem Services	71	45	86	93	295	120

Total segment profit	$551	$391	$429	$441	$1,812	$456

Adjustments:
Northeast G&P
Acquisition and transition-related costs	$—	$19	$4	$2	$25	$—
Share of impairments at equity method investee	—	—	—	5	5	—

Total Northeast G&P adjustments	—	19	4	7	30	—
Atlantic-Gulf
Litigation settlement gain	—	—	—	—	—	(6)
Gain on sale of certain assets	—	(6)	—	—	(6)	—
Loss related to Eminence storage facility leak	1	—	1	—	2	—
Impairment of certain assets	—	—	6	—	6	—

Total Atlantic-Gulf adjustments	1	(6)	7	—	2	(6)
NGL & Petchem Services
Loss due to Geismar furnace fire	—	—	4	1	5	—

Total NGL & Petchem Services adjustments	—	—	4	1	5	—

Total adjustments included in segment profit	$1	$13	$15	$8	$37	$(6)

Adjusted segment profit (loss):
Northeast G&P	$4	$(1)	$—	$(10)	$(7)	$(9)
Atlantic-Gulf	166	121	131	158	576	153
West	311	239	223	207	980	186
NGL & Petchem Services	71	45	90	94	300	120

Total adjusted segment profit	$552	$404	$444	$449	$1,849	$450

Depreciation and amortization (DD&A):
Northeast G&P	$5	$17	$23	$31	$76	$29
Atlantic-Gulf	92	92	97	100	381	102
West	58	57	58	61	234	61
NGL & Petchem Services	4	5	7	7	23	7

Total depreciation and amortization	$159	$171	$185	$199	$714	$199

Adjusted segment profit (loss) + DD&A
Northeast G&P	$9	$16	$23	$21	$69	$20
Atlantic-Gulf	258	213	228	258	957	255
West	369	296	281	268	1,214	247
NGL & Petchem Services	75	50	97	101	323	127

Total adjusted segment profit + DD&A	$711	$575	$629	$648	$2,563	$649

Consolidated Statement of Income

(UNAUDITED)

	2012					2013
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$673	$664	$668	$704	$2,709	$701
Product sales	1,295	1,153	1,049	1,114	4,611	1,055

Total revenues	1,968	1,817	1,717	1,818	7,320	1,756
Costs and expenses:
Product costs	974	907	781	864	3,526	798
Operating and maintenance expenses	220	264	252	251	987	246
Depreciation and amortization expenses	159	171	185	199	714	199
Selling, general, and administrative expenses	126	148	134	145	553	123
Other (income) expense - net	6	12	10	(5)	23	(6)

Total costs and expenses	1,485	1,502	1,362	1,454	5,803	1,360

Equity earnings (losses)	30	27	30	24	111	18
General corporate expenses	38	49	44	53	184	42

Total segment profit	551	391	429	441	1,812	456

Reclass equity earnings (losses)	(30)	(27)	(30)	(24)	(111)	(18)
Reclass general corporate expenses	(38)	(49)	(44)	(53)	(184)	(42)

Operating income	483	315	355	364	1,517	396

Equity earnings (losses)	30	27	30	24	111	18
Interest incurred	(110)	(110)	(109)	(112)	(441)	(113)
Interest capitalized	3	5	8	20	36	17
Interest income	1	—	1	1	3	1
Other income (expense) - net	1	6	5	(6)	6	2

Net income	$408	$243	$290	$291	$1,232	$321

Allocation of net income for calculation of earnings per common unit:
Net income	$408	$243	$290	$291	$1,232	$321
Allocation of net income to general partner	154	146	157	130	587	119

Allocation of net income to common units	$254	$97	$133	$161	$645	$202

Net income, per common unit	$0.85	$0.29	$0.38	$0.42	$1.89	$0.50
Weighted-average number of common units outstanding (thousands)	299,269	335,920	350,519	381,689	341,981	401,969
Cash distributions per common unit	$0.7775	$0.7925	$0.8075	$0.8275	$3.2050	$0.8475

Note:	The sum of net income per common unit for the quarters may not equal the total income per common unit for the year due to changes in the weighted-average number of common units outstanding.

Northeast G&P

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee revenues:
Gathering & processing	$23	$35	$44	$57	$159	$59
Production handling and transportation	—	—	1	1	2	1
Other fee revenues	1	2	2	2	7	3
Commodity-based revenues:
NGL sales from gas processing	—	—	—	2	2	1
Marketing sales	—	—	—	—	—	19

Total revenues	24	37	47	62	170	83
Segment costs and expenses:
Marketing cost of goods sold	—	—	—	4	4	20
Depreciation and amortization	5	17	23	31	76	29
Other segment costs and expenses	12	34	25	33	104	40

Total segment costs and expenses	17	51	48	68	184	89
Equity earnings (losses)	(3)	(6)	(3)	(11)	(23)	(3)

Reported segment profit (loss)	4	(20)	(4)	(17)	(37)	(9)

Adjustments	—	19	4	7	30	—

Adjusted segment profit (loss)	$4	$(1)	$—	$(10)	$(7)	$(9)

Operating statistics

Gathering and Processing*
Gathering volumes (Tbtu)	59	81	92	108	340	127
Plant inlet natural gas volumes (Tbtu)	—	11	19	25	55	18
Non-ethane equity sales (million gallons)	—	—	—	2	2	1

NGL equity sales (million gallons)	—	—	—	2	2	1
Ethane margin ($/gallon)
Non-ethane margin ($/gallon)	—	—	—	0.50	0.50	1.00
NGL margin ($/gallon)	—	—	—	1.00	1.00	1.00
Ethane production (million gallons)	—	—	—	1	1	—
Non-ethane production (million gallons)	—	15	24	32	71	21

NGL production (million gallons)	—	15	24	33	72	21
Laurel Mountain Midstream LLC (equity investment) - 100%
Gathering volumes (Tbtu)	15	16	22	27	80	27

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Atlantic-Gulf

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee-based revenues:
Gathering & processing	$20	$20	$19	22	$81	$19
Production handling and transportation	276	268	267	282	1,093	283
Other fee revenues	31	28	29	29	117	29
Commodity-based revenues:
NGL sales from gas processing	40	32	36	34	142	28
Marketing sales	239	244	185	194	862	176
Other sales	(1)	2	(1)	—	—	1
Tracked revenues:	38	32	40	49	159	52

	643	626	575	610	2,454	588
Intrasegment eliminations	1	(3)	3	—	1	1

Total revenues	644	623	578	610	2,455	589
Segment costs and expenses:
NGL cost of goods sold	6	6	9	8	29	6
Marketing cost of goods sold	239	244	185	194	862	176
Other cost of goods sold	10	12	15	28	65	25
Depreciation and amortization expenses	92	92	97	100	381	102
Other segment costs and expenses	155	165	169	146	635	136
Intrasegment eliminations	1	(3)	3	—	1	1

Total segment costs and expenses	503	516	478	476	1,973	446
Equity earnings (losses)	24	20	24	24	92	16

Reported segment profit	165	127	124	158	574	159
Adjustments	1	(6)	7	—	2	(6)

Adjusted segment profit	$166	$121	$131	$158	$576	$153

Operating statistics
Gathering and Processing*
Gathering volumes (Tbtu)	41	39	40	43	163	39
Plant inlet natural gas volumes (Tbtu)	79	71	76	83	309	76
Ethane equity sales (million gallons)	18	14	18	14	64	8
Non-ethane equity sales (million gallons)	18	19	21	22	80	20

NGL equity sales (million gallons)	36	33	39	36	144	28
Ethane margin ($/gallon)	$0.33	$0.21	$0.22	$0.07	$0.22	$0.13
Non-ethane margin ($/gallon)	$1.50	$1.26	$1.10	$1.09	$1.23	$1.05
NGL margin ($/gallon)	$0.94	$0.79	$0.69	$0.72	$0.78	$0.79
Ethane production (million gallons)	85	65	77	83	310	61
Non-ethane production (million gallons)	77	73	84	96	330	85

NGL production (million gallons)	162	138	161	179	640	146
Discovery Producer Services LLC (equity investment) - 100%
NGL equity sales (million gallons)	20	16	17	19	72	19
NGL production (million gallons)	71	62	58	69	260	63
Transcontinental Gas Pipe Line
Throughput (Tbtu)	735.6	639.4	672.8	726.6	2,774.4	845.6
Avg. daily transportation volumes (Tbtu)	8.1	7.0	7.3	7.9	7.6	9.4
Avg. daily firm reserved capacity (Tbtu)	8.8	8.7	8.8	9.1	8.8	9.3

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

West

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee-based revenues:
Gathering & processing	$154	$152	$151	148	$605	$134
Production handling and transportation	109	103	106	110	428	116
Other fee revenues	9	9	9	10	37	9
Commodity-based revenues:
NGL sales from gas processing	273	210	196	192	871	142
Marketing sales	68	53	47	59	227	46
Other sales	10	9	7	7	33	10
Tracked revenues:	—	1	—	—	1	—

	623	537	516	526	2,202	457
Intrasegment eliminations	—	(1)	—	—	(1)	—

Total revenues	623	536	516	526	2,201	457
Segment costs and expenses:
NGL cost of goods sold	65	47	56	66	234	44
Marketing cost of goods sold	68	53	48	58	227	46
Other cost of goods sold	3	2	3	3	11	4
Depreciation and amortization expenses	58	57	58	61	234	61
Other segment costs and expenses	118	139	128	131	516	116
Intrasegment eliminations	—	(1)	—	—	(1)	—

Total segment costs and expenses	312	297	293	319	1,221	271

Reported segment profit	311	239	223	207	980	186
Adjustments	—	—	—	—	—	—

Adjusted segment profit	$311	$239	$223	$207	$980	$186

Operating statistics
Gathering and Processing
Gathering volumes (Tbtu)	283	279	281	268	1,111	240
Plant inlet natural gas volumes (Tbtu)	326	320	321	314	1,281	295
Ethane equity sales (million gallons)	158	152	145	127	582	15
Non-ethane equity sales (million gallons)	114	110	117	115	456	102

NGL equity sales (million gallons)	272	262	262	242	1,038	117
Ethane margin ($/gallon)	$0.36	$0.22	$0.10	$0.04	$0.19	$(0.07)
Non-ethane margin ($/gallon)	$1.34	$1.15	$1.06	$1.07	$1.16	$0.96
NGL margin ($/gallon)	$0.76	$0.62	$0.53	$0.52	$0.61	$0.84
Ethane production (million gallons)	353	336	325	278	1,292	98
Non-ethane production (million gallons)	288	286	293	295	1,162	262

NGL production (million gallons)	641	622	618	573	2,454	360
Northwest Pipeline GP
Throughput (Tbtu)	191.4	140.1	145.8	180.9	658.2	201.0
Avg. daily transportation volumes (Tbtu)	2.1	1.5	1.6	2.0	1.8	2.2
Avg. daily firm reserved capacity (Tbtu)	2.9	2.9	2.9	2.9	2.9	3.0

NGL & Petchem Services

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee-based revenues:
Production handling and transportation	$4	$5	$5	$5	$19	$5
Other fee-based revenues	24	25	26	28	103	26
Commodity-based revenues:
Olefin sales	235	198	151	189	773	227
Marketing sales	946	839	841	818	3,444	685
Other sales	10	2	(1)	6	17	4

	1,219	1,069	1,022	1,046	4,356	947
Intrasegment eliminations	(34)	(35)	(27)	(39)	(135)	(39)

Total revenues	1,185	1,034	995	1,007	4,221	908

Segment costs and expenses:
Olefins cost of goods sold	161	128	74	112	475	109
Marketing cost of goods sold	953	863	828	811	3,455	679
Other cost of goods sold	10	2	2	5	19	6
Depreciation and amortization expenses	4	5	7	7	23	7
Other segment costs and expenses	29	39	34	29	131	31
Intrasegment eliminations	(34)	(35)	(27)	(39)	(135)	(39)

Total segment costs and expenses	1,123	1,002	918	925	3,968	793
Equity earnings (losses)	9	13	9	11	42	5

Reported segment profit	71	45	86	93	295	120
Adjustments	—	—	4	1	5	—

Adjusted segment profit	$71	$45	$90	$94	$300	$120

Operating statistics
Petrochemical Services
Geismar ethylene sales volumes (million lbs)	284	250	263	261	1,058	246
Geismar ethylene margin ($/lb)	$0.18	$0.20	$0.22	$0.23	$0.21	$0.37
Overland Pass Pipeline Company LLC (equity investment) - 100%
NGL Transportation volumes (Mbbls)	13,968	12,843	12,527	11,904	51,242	7,402

Capital Expenditures and Investments

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures:
Northeast G&P	$48	$170	$196	$243	$657	$307
Atlantic-Gulf	148	173	247	270	838	174
West	41	121	90	103	355	63
NGL & Petchem Services	21	54	128	42	245	62
Other	2	6	4	5	17	2

Total*	$260	$524	$665	$663	$2,112	$608

Purchase of businesses:
Northeast G&P	$(7)	$—	$—	$—	$(7)	$—
NGL & Petchem Services**	—	—	—	25	25	(25)
Other	332	1,724	—	—	2,056	—

Total	$325	$1,724	$—	$25	$2,074	$(25)

Purchase of investments:
Northeast G&P	$36	$85	$44	$78	$243	$72
Atlantic-Gulf	4	47	33	91	175	15
NGL & Petchem Services	8	4	21	20	53	6

Total	$48	$136	$98	$189	$471	$93

Summary:
Northeast G&P	$77	$255	$240	$321	$893	$379
Atlantic-Gulf	152	220	280	361	1,013	189
West	41	121	90	103	355	63
NGL & Petchem Services	29	58	149	87	323	43
Other	334	1,730	4	5	2,073	2

Total	$633	$2,384	$763	$877	$4,657	$676

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$289	$565	$713	$739	$2,306	$617
Purchase of businesses	325	1,724	—	25	2,074	(25)
Purchase of investments	48	136	98	189	471	93

Total	$662	$2,425	$811	$953	$4,851	$685

*Increases to property, plant, and equipment	$289	$565	$713	$739	$2,306	$617
Changes in related accounts payable and accrued liabilities	(29)	(41)	(48)	(76)	(194)	(9)

Capital expenditures	$260	$524	$665	$663	$2,112	$608

**	The fourth quarter of 2012 relates to the acquisition of the olefins business from a subsidiary of Williams and the first quarter of 2013 relates to a working capital adjustment associated with the acquisition.

Williams Partners L.P.

	2013 Guidance	2014 Guidance	2015 Guidance
(Dollars in millions, except coverage ratios)	Midpoint	Midpoint	Midpoint
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”
Net income	$1,155	$1,793	$2,113
Depreciation and amortization	790	890	985
Maintenance capital expenditures	(330)	(375)	(395)
Attributable to Noncontrolling Interests	—	(53)	(100)
Other / Rounding	60	95	117

Distributable cash flow	$1,675	$2,350	$2,720

Total cash to be distributed	$1,853	$2,414	$2,649

Coverage ratios:

Distributable cash flow divided by Total cash to be distributed	0.90	0.97	1.03

Net income divided by Total cash to be distributed	0.62	0.74	0.80

Reconciliation of Non-GAAP “Adjusted Segment Profit” and “Adjusted Segment Profit + DD&A” to GAAP “Segment Profit”

Segment Profit:
Northeast G&P	$100	$340	$515
Atlantic-Gulf	521	715	990
West	620	580	555
NGL & Petchem Services	440	755	760

Total Segment Profit	$1,681	$2,390	$2,820

Adjustments:
Northeast G&P
Atlantic-Gulf- Litigation settlement gain	$(6)
West
NGL & Petchem Services

Total Adjustments	$(6)	$—	$—

Adjusted segment profit:
Northeast G&P	$100	$340	$515
Atlantic-Gulf	515	715	990
West	620	580	555
NGL & Petchem Services	440	755	760

Adjusted segment profit	$1,675	$2,390	$2,820

Depreciation and amortization (DD&A):
Northeast G&P	$130	$170	$205
Atlantic-Gulf	390	435	490
West	240	235	235
NGL & Petchem Services	30	50	55

Total depreciation and amortization	$790	$890	$985

Adjusted segment profit + DD&A:
Northeast G&P	$230	$510	$720
Atlantic-Gulf	905	1,150	1,480
West	860	815	790
NGL & Petchem Services	470	805	815

Total adjusted segment profit + DD&A	$2,465	$3,280	$3,805